FEDNAT COMPLETES ACQUISITION OF HOMEOWNERS INSURANCE OPERATIONS OF 1347 PROPERTY INSURANCE HOLDINGS, INC. Sunrise, Florida, December 2, 2019 – FedNat Holding Company (NASDAQ: FNHC) (“FedNat” or the “Company”), an insurance holding company, today announced the successful completion of its acquisition of the homeowners insurance operations of 1347 Property Insurance Holdings, Inc. (NASDAQ: PIH) (“1347 PIH”), consisting of Maison Insurance Company, Maison Managers, Inc., and ClaimCor LLC (collectively, “Maison”), in a cash and stock transaction valued at approximately $51 million. Maison is a property and casualty insurer focused primarily on coastal homeowners markets in Texas and Louisiana, with additional operations in Florida. For the trailing twelve months ended September 30, 2019, Maison reported $96.1 million of gross written premiums. On a proforma basis, the combined company reported $684.2 million in gross written premiums across five southeastern states for the trailing twelve months ended September 30, 2019. “This acquisition represents a significant milestone in our long-term strategy to profitably expand FedNat’s core homeowners operations in the southeast United States,” said. Michael H. Braun, FedNat’s Chief Executive Officer. “With the acquisition of Maison, we’ve grown our book of business in markets where we already operate and where we like the macro fundamentals, specifically Texas and Louisiana. Further, we will move quickly in integrating Maison to capture over $3 million in expected expense synergies from in- sourcing, which will be incremental to the $7 million of reinsurance synergies we’re already experiencing in this treaty year. We expect the transaction to be accretive to EPS and ROE beginning in 2020 and beyond. Finally, we’re excited to welcome Doug Raucy and Dean Stroud and their team to the FedNat family.” Douglas Raucy, President of Maison, stated, “Mike and FedNat’s leadership have already proven to be great partners, and we cannot wait to fully integrate Maison into FedNat’s best-in-class operations. Since Maison’s inception, our goal has been to establish ourselves in select homeowners insurance markets. Now, we have the opportunity to significantly expand margins in our book of business, adopting FedNat’s prudent underwriting approach and reducing expenses in the near-term.” The $51 million purchase price was comprised of a 50/50 mix of cash and stock, including the issuance of 1,773,102 shares of FedNat common stock. This issuance was based on the weighted‐average closing share price of FedNat common stock for the 20 trading days prior to closing, and represents approximately 12% of shares outstanding. The resale of the shares issued will be subject to a five‐year Standstill Agreement. In addition, $18.0 million of outstanding surplus note obligations of Maison Insurance Company were repaid to 1347 PIH and were replaced with new surplus notes funded by FedNat. “FedNat is pleased to have 1347 PIH as a substantial shareholder in the Company,” said Bruce F. Simberg, Chairman of the Board of Directors of FedNat. “We are committed to creating value for our shareholders and believe the Maison acquisition will enable FedNat to build on our long-term track record of growth in book value per share.” “We believe Maison is a perfect fit for FedNat,” said D. Kyle Cerminara, Chairman of the Board of Directors of 1347 PIH. “Moving forward, we’re thrilled to be shareholders of FedNat, and are confident that the right management team and strategy are in place to generate long-term shareholder value.” Raymond James & Associates served as exclusive financial advisor to FedNat while Nelson Mullins Riley & Scarborough LLP served as legal counsel.

About FedNat FedNat is a super-regional insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries and contractual relationships with independent agents and general agents. The Company, through its wholly owned subsidiaries, is authorized to underwrite and/or place homeowners multi-peril, federal flood and other lines of insurance in Florida, Texas, Louisiana, South Carolina and Alabama. FedNat markets, distributes and services its own and third-party insurers’ products and other services through a network of independent and general agents. More information is available at www.fednat.com/investor-relations/. About 1347 Property Insurance Holdings, Inc. 1347 Property Insurance Holdings, Inc. is a diversified insurance, reinsurance and investment management holding company incorporated in Delaware. Additional information about 1347 Property Insurance Holding, Inc., including its Annual Report on Form 10‐K for the fiscal year ended December 31, 2018, can be found at the U.S. Securities and Exchange Commission’s website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com. Forward‐Looking Statements /Safe Harbor Statements Certain statements made by FedNat Holding Company or on its behalf may contain “forward‐looking statements” within the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward‐looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro‐forma,” “project,” “seek,” “should,” “target,” or “will” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward‐ looking statements. Forward‐looking statements might also include, but are not limited to, one or more of the following: • Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures; • Descriptions of plans or objectives of management for future operations, insurance products or services; • Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and • Descriptions of assumptions or estimates underlying or relating to any of the foregoing. The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business and its ability to integrate the Maison operations acquired; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward‐looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update publicly or revise any forward‐looking statements to reflect circumstances or events that occur after the date the forward‐looking statements are made. Contacts Michael H. Braun, CEO (954) 308-1322 Ronald Jordan, CFO (954) 308-1363 Bernard Kilkelly, Investor Relations (954) 308-1409, or IR@fednat.com. ###